Exhibit 99.2

June 12, 2025

STARRY SEA ACQUISITION CORP (the “Company”)

418 Broadway #7531

Albany, NY, 12207

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form S-1 (the “Registration Statement”) of the Company and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

By:	/s/ Peter Jianfeng Chen
Peter Jianfeng Chen